MONEYMART ASSETS, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





August 29, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	MoneyMart Assets, Inc.
             File No. 811-2619


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June 30, 2007.
       The enclosed is being filed electronically via the EDGAR System.



                                              Yours truly,


                          /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2007.



MoneyMart Assets, Inc.



Witness:  Liliana M. Santos				By:  Jonathan D. Shain
Liliana M. Santos	Jonathan D. Shain
Assistant Secretary








L:\MFApps\CLUSTER 2\N-SARS\MMA\2007\Semi Cover-Sig.doc